Exhibit 99.(a)(1)(iv)

PERFORMANCE OF

SPECIAL SITUATIONS FUND III, L.P.

September 30, 2005

This Performance Supplement has been prepared in connection with the offering of Units to current Limited Partners of the Fund and prospective investors who wish to invest as Limited Partners in the Fund. The information set forth herein supplements the Fund’s Confidential Offering Memorandum, dated November 24, 2004 (the “Memorandum”) and must be read together with the memorandum. Certain capitalized terms used herein without definition have the meanings set forth in the Memorandum. An investor, whether a current Limited Partner or prospective investor, should review this Supplement in conjunction with the Memorandum prior to making a decision to invest in the Units. AN INVESTMENT IN THE UNITS INVOLVES A NUMBER OF SIGNIFICANT RISKS AND OTHER IMPORTANT FACTORS. IN ADDITION TO THE INFORMATION SET FORTH HEREIN, INVESTORS SHOULD CAREFULLY REVIEW THE FACTORS SET FORTH IN THE MEMORANDUM UNDER “RISK AND OTHER IMPORTANT FACTORS.”

Performance of the Fund

The following tables set forth certain summary information relating to the performance results of the Fund from the commencement of its investment operations on January 1, 1994, through September 30, 2005. Table I below sets forth the net asset values of the Fund as of the end of the 1994, 1995, 1996, 1997, 1998, 1999, 2000, 2001, 2002, 2003 and 2004 fiscal years and as of September 30, 2005, and the percentage change in such net asset values during such periods. In addition, Table I sets forth the cumulative increase in net asset value (in dollars and percentage) as of September 30, 2005. The net asset value as of any given date reflects the fair market value of the Fund’s assets, including all portfolio securities, less its liabilities, as of such date. In valuing the Fund’s assets, securities traded on a securities exchange or through Nasdaq were valued at the last sales price, if available. Other securities traded in the “over-the-counter” market, including Nasdaq securities with no available sales price, were valued at the average of the bid and asked prices on the last trading day. See the discussion in the Memorandum under “VALUATION OF ASSETS.”

THE PAST RESULTS OF THE FUND ARE NOT NECESSARILY INDICATIVE OF THE FUND’S FUTURE PERFORMANCE. INVESTMENT RESULTS WILL FLUCTUATE.

TABLE I

Net Asset Values of the Fund

Date	Net Asset Value[1]	Percentage Change

January 1, 1994	$71,083,300	---
December 31, 1994[2]	$76,826,466	11.9%
December 31, 1995[2]	$106,645,926	45.1%
December 31, 1996[2]	$146,220,793	50.5%
December 31, 1997[2]	$171,924,211	24.0%
December 31, 1998[2]	$136,594,297	(11.5%)
December 31, 1999[2]	$214,348,297	79.2%
December 31, 2000[2]	$240,051,093	18.2%
December 31, 2001[2]	$291,262,245	17.4%
December 31, 2002[2]	$231,745,663	(19.0%)
December 31, 2003[2]	$429,235,957	103.1%
December 31, 2004[3]	$550,499,858	25.4%

September 30, 2005	$549,611,494	1.4%
Cumulative Increase	$478,528,194	1,294.9%

[1]
Net asset values set forth above have been determined from audited financial statements of the Fund, except for information as of September 30, 2005, which has been determined from unaudited financial statements of the Fund. No assurance can be given that the Fund would have been able to obtain the prices for its portfolio securities reflected in the above values had it disposed of such securities through the public markets on the dates indicated above. The above values do not reflect any reductions for the advisory compensation allocable to MGP for the above periods or for brokerage commissions or other similar costs which ordinarily would be incurred upon the disposition of portfolio securities if the Fund were actually to have obtained the prices for its portfolio securities reflected in the above values.

[2]
The Net Asset Value at each of December 31, 1994, 1995, 1996, 1997, 1998, 1999, 2000, 2001, 2002, and 2003 takes into account purchases of Units and redemptions of Units on June 30 and December 31 of each of such year. The amount of such purchases have been subtracted from, and the amount of such redemptions have been added to, net asset value, in calculating the Percentage Change on December 31 of each such year.

3
The Net Asset Value for December 31, 2004 takes into account purchases of Units of $ 22,913,885 and redemptions of Units of $11,587,049 on June 30, 2004, and purchases of Units of $29,131,500 and redemptions of Units of $29,654,129 on December 31, 2004. The amount of such purchases have been subtracted from, and the amount of such redemptions have been added to, net asset value in calculating the Percentage Change on December 31, 2004.

Table II below sets forth the dollar value, as of the dates indicated, of an initial investment of $25,000 in Units of the Fund by a Limited Partner on January 1, 1994, assuming no redemptions or additional purchases of Units. In addition, Table II sets forth the periodic and cumulative percentage changes in the value of such an investment for the dates set forth in the Table.

TABLE II

Value of an Initial Investment of $25,000
By a Limited Partner

Date	Value[1]	Current Percentage Change[2]	Cumulative Percentage Change[3]

January 1, 1994	$25,000	---	---
December 31, 1994	$27,346	9.4%	9.4%
December 31, 1995	$37,033	35.4%	48.1%
December 31, 1996	$51,833	40.0%	107.3%
December 31, 1997	$61,680	19.0%	146.7%
December 31, 1998	$54,263	(12.0%)	117.1%
December 31, 1999	$90,225	66.3%	261.1%
December 31, 2000	$102,994	14.2%	312.4%
December 31, 2001	$117,850	14.4%	371.7%
December 31, 2002	$95,451	(19.0%)	282.1%
December 31, 2003	$178,032	86.5%	612.6%
December 31, 2004	$213,744	20.1%	756.0%
September 30, 2005[4]	$216,145	1.1%	765.4%

[1]
The values set forth above are net of any advisory compensation allocable to MGP with respect to such investment. MGP is entitled to receive advisory compensation (the “Advisory Fee”) equal to 20% of the Book Profit derived in any fiscal period, after all prior allocations of Book Loss have been offset. The Advisory Fee allocable to MGP is in the form of a profit allocation. The values set forth above have been determined from audited financial statements of the Fund, except for the information as of September 30, 2005 which has been determined from the unaudited financial statements of the Fund.

[2]
Current Percentage Change on any date represents the percentage increase or decrease in the value of a Limited Partner’s investment in the Fund, net of advisory compensation allocable to MGP, during the period from the preceding date through the date indicated above.

[3]
Cumulative Percentage Change represents the percentage increase or decrease in the value of a Limited Partner’s investment in the Fund, net of advisory compensation allocable to MGP, since January 1, 1994.

4
The Advisory Fee allocable to MGP in determining the value of a Limited Partner’s investment in the Fund on September 30, 2005, is computed as if such date was the last day of a fiscal period of the Fund. Under the Partnership Agreement, allocations of Book Profit and Book Loss among the Partners are made on the last day of each fiscal period of the Fund. See the discussion in the Memorandum under “ALLOCATION OF PROFIT AND LOSS.” The Fund’s fiscal periods end on each June 30 and December 31.

Performance of the 1990 Fund

Prior to formation of the Fund, MGP served as investment advisor of Special Situations Fund, L.P., formerly known as Prudential-Bache Special Situations Fund, L.P. (the “1990 Fund”), the predecessor to the Fund. The 1990 Fund’s investment objective was identical to that of the Fund, and the 1990 Fund invested in the same types of securities as those of the Fund. The 1990 Fund, which had commenced investment operations on February 23, 1990, was liquidated on December 31, 1993, and, in connection therewith, its securities were rolled over into the Fund. The following tables set forth certain summary information relating to the performance results of the 1990 Fund from the commencement of its investment operations through its liquidation.

FOR A MORE COMPLETE DESCRIPTION OF THE PERFORMANCE OF THE 1990 FUND, SEE THE DISCUSSION IN THE MEMORANDUM UNDER “PERFORMANCE OF MGP AND AWM.”

Table III below sets forth the net asset values of the 1990 Fund as of the end of each fiscal year and the percentage increase in such net asset values during each such fiscal year. In addition, Table III sets forth the cumulative increase in net asset value (in dollars and percentage) as of the liquidation of the 1990 Fund on December 31, 1993. The net asset value as of any given date reflects the fair market value of the 1990 Fund’s assets, including all portfolio securities, less its liabilities, as of such date. In valuing the assets of the 1990 Fund, securities traded on a securities exchange or through Nasdaq were valued at the last sales price, if available. Other securities traded in the “over-the-counter” market, including Nasdaq securities with no available last sales price, were valued at the average of the bid and asked prices on the last trading day.

TABLE III

1990 FUND

Net Asset Values

Date	Net Asset Value[1,2]	Percentage Increase

February 23, 1990	$31,454,355	--
December 31, 1990	$29,431,678	(6.4%)
December 31, 1991[3]	$48,032,937	73.9%
December 31, 1992[4]	$57,955,329	29.6%
December 31, 1993[5,6]	$77,383,863	39.6%

Cumulative Increase	$45,929,508	194.5%

[1]
Except for values set forth for February 23, 1990, the net asset values above have been determined from audited financial statements of the 1990 Fund. Information as of February 23, 1990, reflects the aggregate capital contributions by partners to the 1990 Fund.

[2]
No assurance can be given that the 1990 Fund would have been able to obtain the prices for its portfolio securities reflected in the above values had it disposed of such securities through the public markets on the dates indicated above. The above values do not reflect any reductions for the advisory compensation allocable to MGP for the above periods or for brokerage commissions or other similar costs which ordinarily would be incurred upon the disposition of portfolio securities if the 1990 Fund were actually to have obtained the prices for its portfolio securities reflected in the above values.

[3]	The Net Asset Value and Percentage Increase as of December 31, 1991, reflect cash redemptions of $3,140,262 as of such date.

[4]
The Net Asset Value and Percentage Increase as of December 31, 1992, reflect cash distributions of $9,236,822 made to partners of the 1990 Fund on April 1, 1992, $5,163,557 of which was reinvested in units.

[5]
The Net Asset Value and Percentage Increase as of December 31, 1993, reflect cash distributions of $11,286,252 made to partners of the 1990 Fund on April 1, 1993, $8,541,119 of which was reinvested in units.

[6]
The Net Asset Value and Percentage Increase as of December 31, 1993, reflect the value ascribed to the 1990 Fund’s assets in its liquidation. A significant portion of the 1990 Fund’s assets were contributed to the Fund in exchange for Units therein.

Table IV below sets forth the dollar value, as of the dates indicated, of an initial investment of $5,000 in units of the 1990 Fund by a limited partner on February 23, 1990, assuming reinvestment of all distributions in additional units. In addition, Table IV sets forth the periodic and cumulative percentage increases in the value of such an investment for the dates set forth in the Table.

TABLE IV

1990 FUND

Value of an Initial Investment of $5,000
by a Limited Partner

Date	Value[1]	Current Percentage Increase[2]	Cumulative Percentage Increase[3]

February 23, 1990	$5,000	---	---
December 31, 1990	$4,678	(6.4%)	(6.4%)
December 31, 1991	$7,501	60.3%	50.0%
December 31, 1992	$9,411	25.5%	88.2%
December 31, 1993	$12,716	35.1%	154.3%

[1]
The values set forth above on dates subsequent to February 23, 1990, have been determined from audited financial statements of the 1990 Fund. Such values include unrealized gains shown on such statements for the dates indicated above and reflect a deduction for advisory compensation that would have been allocated to MGP with respect to such gains. No assurance can be given that the 1990 Fund could have actually disposed of its portfolio securities at the values shown in such statements.

[2]
Current Percentage Increase on any date represents the percentage increase in the value of a limited partner’s investment in the 1990 Fund, net of advisory compensation allocable to MGP, during the period from the preceding date through the date indicated.

[3]
Cumulative Percentage Increase on any date represents the percentage increase in the value of a limited partner’s investment in the 1990 Fund, net of advisory compensation allocable to MGP, since the closing of its offering on February 23, 1990.

THE PERFORMANCE RESULTS AND THE MIX OF INVESTMENTS OF THE FUND MAY DIFFER SIGNIFICANTLY FROM THOSE OF THE 1990 FUND. ACCORDINGLY, A PROSPECTIVE INVESTOR SHOULD NOT CONSIDER THE RESULTS OF THE 1990 FUND TO BE INDICATIVE OF THE RESULTS WHICH MAY BE ACHIEVED BY THE FUND.

Performance of the 1985 Fund

MGP also served as the investment adviser of the predecessor fund to the 1990 Fund, Special Situations Fund, L.P. (the “1985 Fund”), which had commenced investment operations on June 13, 1985, and was liquidated in connection with the closing of the offering of units of the 1990 Fund on February 23, 1990. The 1985 Fund’s investment objective was virtually identical to that of the Fund, and the 1985 Fund invested in the same types of securities as those of the Fund. No cash distributions were made by the 1985 Fund. The following tables set forth certain summary information relating to the performance results of the 1985 Fund from the commencement of its investment operations through February 23, 1990.

Table V below sets forth the net asset values of the 1985 Fund as of the end of each fiscal year and as of February 23, 1990, and the percentage increase in such net asset values during each such fiscal period. In addition, Table V sets forth the cumulative increase in net asset value (in dollars and percentage) as of February 23, 1990. The net asset value as of any given date reflects the fair market value of the 1985 Fund’s assets, including all portfolio securities, less its liabilities, as of such date. In valuing the assets of the 1985 Fund, securities traded on a securities exchange or through Nasdaq were valued at the last sales price, if available. Other securities traded in the “over-the-counter” market, including Nasdaq securities with no available last sales price, were valued at the average of the bid and asked prices on the last trading day.

TABLE V

1985 FUND

Net Asset Values

Date	Net Asset Value[1,2]	Percentage Increase

June 13, 1985	$7,250,000	--
December 31, 1985	$8,587,553	18.4%
December 31, 1986	$9,174,841	6.8%
December 31, 1987	$10,407,633	13.4%
December 31, 1988	$17,019,120	63.5%
December 31, 1989	$19,909,811	17.0%
February 23, 1990	$18,916,875	(5.0%)

Cumulative Increase	$11,666,875	160.9%

[1]
Except for the values set forth for June 13, 1985, and February 23, 1990, the net asset values above have been determined from audited financial statements of the 1985 Fund. Information as of June 13, 1985, reflects the aggregate capital contributions by partners to the 1985 Fund. Information as of February 23, 1990, reflects the value ascribed to the 1985 Fund’s assets in its liquidation. A significant portion of the 1985 Fund’s assets were contributed to the 1990 Fund in exchange for units therein.

[2]
No assurance can be given that the 1985 Fund would have been able to obtain the prices for its portfolio securities reflected in the above values had it disposed of such securities through the public markets on the dates indicated above. The above values do not reflect any reductions for the advisory compensation allocable to MGP for any of the above periods or for brokerage commissions or other similar costs which ordinarily would have been incurred upon the disposition of portfolio securities if the 1985 Fund were actually to have obtained the prices for its portfolio securities reflected in the above values.

Table VI below sets forth the dollar value of a unit in the 1985 Fund held by such Fund’s limited partners as of the commencement of investment operations on June 13, 1985, through the liquidation of the 1985 Fund on February 23, 1990, and the cumulative percentage increase in the value of a unit for such person.

TABLE VI

1985 FUND

Value of Units of Limited Partnership Interest

June 13, 1985		February 23, 1990

Dollar Value of One Unit[1]	$25,000	$54,542

Cumulative Percentage Gain	--	118.2%

[1]
The dollar value of a unit as of February 23, 1990, is determined by reference to the amount paid with respect to such a unit in the liquidation of the 1985 Fund. A significant portion of the 1985 Fund’s assets were contributed to the 1990 Fund in exchange for units therein. No assurance can be given that the 1985 Fund could have disposed of its portfolio securities through the public markets at the values reflected above as of February 23, 1990.

THE PERFORMANCE RESULTS AND THE MIX OF INVESTMENTS OF THE FUND MAY DIFFER SIGNIFICANTLY FROM THOSE OF THE 1985 FUND. ACCORDINGLY, A PROSPECTIVE INVESTOR SHOULD NOT CONSIDER THE RESULTS OF THE 1985 FUND TO BE INDICATIVE OF THE RESULTS WHICH MAY BE ACHIEVED BY THE FUND.

Cumulative Performance of MGP

Table VII below sets forth the increases in value accruing to a limited partner who invested with MGP based upon (i) an initial investment of $25,000 in the 1985 Fund on June 13, 1985, and (ii) assuming no withdrawals and full reinvestment of all distributions, the rollover of the entire investment from the 1985 Fund into the 1990 Fund and the further rollover of the entire investment from the 1990 Fund into the Fund.

TABLE VII

CUMULATIVE PERFORMANCE OF MGP

Value of an Initial Investment of $25,000

by a Limited Partner

Date	Net Asset Value[1]	Cumulative Percentage Increase

June 13, 1985	$25,000	---
February 23, 1990[2]	$54,542	118.2%
December 31, 1993[3]	$138,711	454.8%
September 30, 2005[4]	$1,200,458	4,801.8%

[1]
No assurance can be given that the 1985 Fund, the 1990 Fund or the Fund would have been able to obtain the prices for its portfolio securities reflected in the above values had they disposed of such securities through the public markets on the dates indicated above. The above values do not reflect any reductions for brokerage commissions or other similar costs which ordinarily would have been incurred upon the disposition of such portfolio securities. All values reflect reductions for advisory compensation allocable to MGP.

[2]
The value as of February 23, 1990, is determined by reference to the amount paid in the liquidation of the 1985 Fund. A significant portion of the 1985 Fund’s assets were contributed to the 1990 Fund in exchange for units therein.

[3]
The value as of December 31, 1993, is determined by reference to the amount paid in the liquidation of the 1990 Fund. A significant portion of the 1990 Fund’s assets were contributed to the Fund in exchange for Units therein.

[4]
The value as of September 30, 2005, is determined from the Fund’s unaudited financial statements as of such date. The advisory fee allocable to MGP in determining such value is computed as if such date was the last day of a fiscal period of the Fund.

Composition of Fund’s Investments

As of September 30, 2005, the Fund had 86.9%of its total assets invested in special situation investments (equity securities and securities with equity features of companies that the Fund believes possess a technological, market or product niche, that may be, for various reasons, undervalued, or have prospects of going private or being acquired), 13.0% of its total assets in cash, cash equivalents or receivables and 0.1% in other assets. The assets invested in special situation investments were invested as follows:

(a)  71.8% in Nasdaq equity securities;

(b)   5.5% in other over-the-counter equity securities;

(c)   8.3% in “restricted” equity or convertible debt securities of publicly traded companies;

(d)   2.5% in securities listed on exchanges; and

(e)  11.9% in securities of non-United States issuer.

No significant amount of the Fund’s assets were concentrated in any particular industry as of September 30, 2005. The “restricted” equity securities or equity securities underlying debt securities were acquired in private placement transactions pursuant to which the issuers thereof have committed to take all necessary prompt action to allow free tradability of such securities.

Current Net Asset Values-Limited Partner Unit

The Fund, in its Notice of Offer to Repurchase Units dated the date hereof, reported that the net asset value of a Unit held by a Limited Partner was $ 26,705 as of the close of business on November 11, 2005. See “Repurchase Offer” below. The Fund will compute its net asset value and the net asset value of such a Unit on each business day from December 9, 2005 through December 15, 2005. A Limited Partner or prospective investor may obtain information on such net asset values as of any date by calling the Fund, at telephone number (212) 207-6500, attention: Rose M. Carling or Marianne Hicks.

Security Ownership of Certain Beneficial Holders

The following table sets forth, as of September 30, 2005, the beneficial ownership of Units of each Partner known by the Fund to own beneficially more than 5% of the Units and of Austin W. Marxe, a Managing Director of the Fund. Units are owned both of record and beneficially unless otherwise indicated.

Name and Address Of Beneficial Owner(1)	Amount Beneficially Owned(2)	Percent Beneficially Owned

Austin W. Marxe(3)(4)	1,405.6615	7.0%
Robert W. Wilson 2002 Revocable Trust (3)	4,641.3095	23.2%
St. Lawrence University(3)	1,039.7135	5.2%
Wildlife Conservation Society(3)	1,338.0879	6.7%

(1)
Information with respect to beneficial owners of more than 5% of the outstanding Units was derived, to the extent available, from Schedule 13Ds or Schedule 13Gs and the amendments thereto on file with the Securities and Exchange Commission.

(2)	Beneficial ownership, as reported in the above table, has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(3)	The business address of such beneficial owner, for purposes hereof, is c/o Special Situations Fund III, L.P., 527 Madison Avenue, Suite 2600, New York 10022.

(4)
Includes 100% of the Units held by MGP. Pursuant to MGP’s Eight Amendment to Second Amended and Restated Agreement of Limited Partnership, Austin W. Marxe beneficially owns 45.099% of the partnership interests of MGP, David M. Greenhouse beneficially owns 44.901% of the partnership interests of MGP, and Adam Stettner owns 10% of the partnership interests of MGP. Mr. Marxe disclaims beneficial ownership of 54.901% of the Units held by MGP.

As of September 30, 2005, the following table sets forth the net asset values of the Fund and each of the other Special Situations Funds described above.

Name of Fund	Net Asset Value

Special Situations Fund III, L.P.	$549,611,494

Special Situations Cayman Fund, L.P.	$138,974,600

Special Situations Private Equity Fund, L.P.	$141,885,455

Special Situations Technology Fund, L.P.	$27,158,150

Special Situations Technology Fund II, L.P.	$166,960,461

Special Situations Life Sciences Fund, L.P.	$18,714,252

*The net asset value provided for the Special Situations Life Sciences Fund, L.P. is estimated.